UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2011

Date of Report (date of earliest event reported)

AFH ACQUISITION V, INC.

 Exact name of Registrant as Specified in its Charter

Delaware	000-53073	36-4617526
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

9595 Wilshire Boulevard, Suite 700

Beverly Hills, California  90212

Address of Principal Executive Offices, Including Zip Code

(310) 492-9898

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALE OF EQUITY SECURITIES.

On December 14, 2011, the Company sold 2,500,000 shares of its common stock to two persons in a private transaction at a price of $.04 per share for a total consideration of $100,000.  These two persons, Robert L. Coe and Anthony G. Roth, also agreed to join the Company and to serve as CEO and President, respectively.  See Item 5.02 below.

The securities were sold pursuant to the exemption in Section 4(2) of the Securities Act of 1933, as amended and no commissions were paid.  Both Mr. Coe and Mr. Roth are accredited investors.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On December 14, 2011, Amir F. Heshmatpour resigned as the Company’s President, but he continued as the CFO and Secretary.

(c)

On December 14, 2011, the Company elected Robert L. Coe, age 67, to serve as the Chief Executive Officer of the Company, effective immediately.  Mr. Coe has served as the President/CEO of Covenant Services Worldwide, LLC since April 2001 and he served as Executive VP for the same company from October 1998 until April 2001.  Covenant provides various services in the security industry.  Other experience of Mr. Coe includes the following:  Senior Vice President of Operations for Worldwide Security Services, Ltd., Western Region Office from October 1997 to October 1998; Senior Vice President and General Manager for Worldwide Security Services, Ltd, Rocky Flats Environmental Technology Site from March 1996 to October 1997; Senior Vice President and General Manager for Protection Technology Los Alamos from January 1992 to March 1995; and Director of Operations and Deputy General Manager for Protection Technology, Idaho National Engineering Laboratory.  Mr. Coe received a Bachelor of Arts Degree in Criminology from the University of Tampa in 1972 and an MBA from New Mexico Highlands University in 1981.

On December 14, 2011, the Company elected Anthony G. Roth, age 47, to serve as the president of the Company, effective immediately.  Mr. Roth has served as the Executive Vice President, CFO and a Director of EDUtoons, Inc. since November 2011 when it completed a reorganization with ContinuityX, Inc.  Mr. Roth had served as the Executive Director of ContinuityX since its inception in March 2011.  From February 2009 to May 2010 he served as the President and CEO of Celect.org, a company of Optimum Interactive (USA) LTD., a provider of web-based network services for membership organizations.  Prior to co-founding Celect.org, from November 2007 until February 2010 Mr. Roth was a turnaround CEO for Commerce Planet, Inc., an online marketing and ecommerce company.   In December 2001, Mr. Roth founded Utix Group, Inc., a corporate premium gift, incentive and consumer reward company.  During his time as President and CEO of Utix Group from December 2001 to October 2007, Mr. Roth authored, commercialized and defended a series of patents for prepaid technology system and marketing applications on the DISCOVER Network.  Earlier in his profession, Mr. Roth served as a turn-around executive and often CEO for both public and private business concerns.  He first began his professional training and experience in the business financial services and retail brokerage arena where after eight years he reached the position of Vice President at Merrill Lynch.  Mr. Roth received an undergraduate degree in 1986 from The University of Illinois and holds a masters degree in finance from The New York Institute of Finance.

ITEM 8.01   OTHER EVENTS.

Upon completion of the transaction in which Messrs. Coe and Roth purchased a total of 2,500,000 shares of the Company’s common stock for an aggregate purchase price of $100,000, the Company agreed to purchase from AFH Holding & Advisory, LLC a total of 2,500,000 shares of the Company’s common stock which it owned, for a total purchase price of $100,000.  After this transaction, AFH Holding & Advisory LLC continues to own 2,500,000 shares of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFH ACQUISITION V, INC.

Date:  December 14, 2011

By:/s/ Amir F. Heshmatpour

      Amir F. Heshmatpour, President